SUB-ITEM 77H

As of December 31, 2014, the following entity owned 25% or more of the voting securities of the Fund:

FUND                              ENTITY                               PERCENTAGE
MFS INTERNATIONAL VALUE PORTFOLIO AXA EQUITABLE LIFE INSURANCE COMPANY 26.68%


AS OF DECEMBER 31, 2014, THE FOLLOWING ENTITY NO LONGER OWNED 25% OR MORE OF THE VOTING SECURITIES OF THE FUND:

-------------------------------------------------------------
|FUND                       |ENTITY                         |
-------------------------------------------------------------
|MFS NEW DISCOVERY PORTFOLIO|DELAWARE LIFE INSURANCE COMPANY|
-------------------------------------------------------------
|MFS UTILITIES PORTFOLIO    |DELAWARE LIFE INSURANCE COMPANY|
-------------------------------------------------------------
|MFS VALUE PORTFOLIO        |DELAWARE LIFE INSURANCE COMPANY|
-------------------------------------------------------------
..